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                                  EXHIBIT 23
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                         CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Aztec Manufacturing Co. of our report dated March 29, 1999, included in the 1999 Annual Report to Shareholders of Aztec Manufacturing Co.

We also consent to the incorporation by reference in the Registration Statements on Form S-8, No. 33-15481 pertaining to the 1986 Incentive Stock Plan of Aztec Manufacturing Co., No. 33-30993 pertaining to the Aztec Manufacturing Co. 1988 Nonstatutory Stock Option Plan, No. 33-49164 pertaining to the Aztec Manufacturing Co. 1991 Nonstatutory Stock Option Plan, and No. 33-49158 pertaining to the 1991 Incentive Stock Option Plan of Aztec Manufacturing Co.
of our report dated March 29, 1999, with respect to the consolidated financial statements of Aztec Manufacturing Co., which are incorporated by reference in the Registrants Form 10-K Annual Report for the year ended February 28, 1999.



                                                       ERNST & YOUNG LLP



                                                       /s/ Ernst & Young LLP
                                                       ---------------------

Fort Worth, Texas
May 24, 1999

                                  EXHIBIT 23
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